Exhibit 32

CERTIFICATION*

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of 1st Century Bancshares, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigneds hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of the undersigneds’ knowledge that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 10, 2009	/s/ Alan I. Rothenberg.
Alan I. Rothenberg
Chairman of the Board and
Chief Executive Officer

Date: March 10, 2009	/s/ Jason P. DiNapoli.
Jason P. DiNapoli
President and Chief Operating Officer

Date: March 10, 2009	/s/ Dan T. Kawamoto.
Dan T. Kawamoto
Executive Vice President and
Chief Financial Officer

*  A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.